UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2022

QUANERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39222	88-0535845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 Lakeside Drive Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

(408) 245-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QNGY	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	QNGY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2022, the Compensation Committee (the “Committee”) of the board of directors (the “Board”) of Quanergy Systems, Inc. (the “Company”), approved the following equity-based incentive awards and annual bonus for certain Company employees, including the Company’s named executive officers.

Restricted Stock Units

The Committee approved grants of the following time-based restricted stock units (“RSUs”), to the Company’s named executive officers:

Name	RSUs
Kevin Kennedy	1,066,972
Enzo Signore	155,196
Tianyue Yu	310,392
Bradley Sherrard	155,196

These RSUs were approved pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), with the grant of such RSUs to occur at the close of business on the third trading day following the release of the Company’s earnings results for the quarter ended March 31, 2022 (the “Grant Date”). Subject to each named executive officer’s continuous service with the Company, shares of the Company’s common stock issuable in respect of the RSUs will vest in equal quarterly installments over a three-year period from the Grant Date.

The foregoing summaries of the RSUs are not intended to be complete and are qualified in their entirety by reference to the full text of the RSU forms of grant agreement filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2022.

CEO 2021 Annual Bonus

The Committee also approved the payment of an annual incentive bonus in the amount of $300,000 for fiscal year 2021 for Kevin Kennedy, the Company’s Chief Executive Officer. The Committee considered a number of factors in determining Mr. Kennedy’s 2021 bonus, including (i) his successful leadership of the management team in the face of a pandemic, global supply chain disruptions, and challenging LiDAR industry and market conditions; (ii) securing access to bridge financing, PIPE investors, and a SPAC vehicle; (iii) successful execution of the previously announced business combination and listing on the NYSE; (iv) achievement of the 200-meter OPA range technology milestone; (v) FY 2021 revenue in excess of plan; (vi) sequential and year-on-year quarterly revenue growth for the last three quarters of 2021; (vii) expanded traction in industrial automation with 13 customer wins in 2021; (vii) increased talent acquisition by greater than 35%; and (viii) a strong orders and book-to-bill ratio in 2021.

This bonus reflects 100% of Mr. Kennedy’s 2021 target bonus, and will be paid 50% in cash, and 50% in the Company’s common stock, with the stock to be granted on the third trading day following the release of the Company’s earnings results for the quarter ended March 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2022

QUANERGY SYSTEMS, INC.

By:	/s/ Patrick Archambault
Patrick Archambault
Chief Financial Officer